Rand Logistics, Inc.

RAND LOGISTICS REPORTS FISCAL YEAR 2010 FINANCIAL RESULTS

 Company Posts $21.1 Million of Operating Income Plus Depreciation and Amortization*

New York, NY – June 16, 2010 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the fiscal year ended March 31, 2010.

Fiscal Year Ended March 31, 2010 Financial Highlights
Versus Fiscal Year Ended March 31, 2009

•
Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $85.1 million, a decrease of $0.7 million or 0.8%, from $85.8 million. This decrease primarily reflects a weaker average Canadian dollar during the revenue earning period. Total sailing days equaled 3,143 versus 3,148.

•	Marine freight revenue per sailing day decreased by $179 or 0.7%, to $27,087 from $27,266.

•
Vessel operating expenses per sailing day decreased by $5,183 or 20.1%, to $20,658 from $25,841. The decrease was primarily attributable to reduced fuel costs, and to a lesser extent, cost reductions achieved during the fiscal year ended March 31, 2010.

•	Operating income plus depreciation, amortization and a one-time loan amendment fee increased by $1.2 million or 6.2%, to $21.1 million versus $19.9 million.

•	Income before taxes increased by $4.0 million, from $141,000 to $4.1 million.

Management Comments
Scott Bravener, President of Lower Lakes stated, “We are very pleased with our operating performance, particularly considering that volumes of certain commodities transported on the Great Lakes were down by 20% to almost 50% in the 2009 sailing season, versus the prior year. The overall reduction in demand from our customers in the first half of the fiscal year, due to the weakened economy and the resultant delayed openings of our customers’ facilities for the 2009 sailing season, reduced our vessel scheduling flexibility and decreased the overall operating efficiency of our fleet.  In combination with increased customer demand in the second half of the fiscal year,  favorable weather conditions on the Great Lakes during the October to December period, and unusually strong customer demand in January 2010, when our vessels sailed for an unbudgeted 111 days, marine freight revenue recovered and exceeded the second half performance of the prior fiscal year.  For the full year, marine freight revenue almost achieved prior year levels, despite the adverse market conditions and a weaker Canadian dollar.”

“We continue to pursue additional long term contractual business which will allow us to further increase vessel utilization and allow for further growth as the economy continues to rebound. We believe that the successful renewal of our customer contracts that were due to expire at the end of fiscal year 2010, combined with additional business we have already secured, will allow us to increase our number of sailing days in fiscal 2011 closer to our 3,300 day theoretical maximum, and will enable us to improve the efficiency of our vessels. These factors provide the potential for substantial operating leverage and profit improvement,” Mr. Bravener concluded.

* Excludes a one-time loan amendment fee of $446,000

Outlook
Laurence S. Levy, Chairman and CEO of Rand commented, “Thus far in the 2010 sailing season, vessel sailing days have improved meaningfully, as compared to last year. This improvement is a result of increased demand for certain commodities that we carry and new business secured this past winter. Based on business in hand, we believe that total vessel sailing days for fiscal year 2011 will be markedly improved over fiscal year 2010. We are pleased that our business visibility has returned to more traditional levels. We remain cautiously optimistic about our prospects for fiscal year 2011 although we continue to believe that the markets we serve are fragile, and that the recovery will be gradual, muted and uneven. Barring a further downturn in the economy or a significant adverse change in exchange rates, we believe that our fiscal year 2010 results reflect the floor of the Company’s earnings.”

“We continue to evaluate a number of investment opportunities that we believe will yield mid-teens unlevered returns on invested capital. We intend to continue to use the excess free cash flow that the business is generating to repay debt and to invest in high return on invested capital projects that maximize the operating efficiency of our vessels.”

Rand Logistics, Inc.
Summary Statements of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2010	March 31, 2009
Revenue
Freight and related revenue	$85,135	$85,832
Fuel and other surcharges	15,385	29,144
Outside voyage charter revenue	7,698	19,210
	108,218	134,186
Expenses
Outside voyage charter fees	7,682	17,665
Vessel operating expenses	64,929	81,346
Repairs and maintenance	5,319	5,162
General and administrative	9,668	10,144
Depreciation and amortization of drydock costs and intangibles	13,066	10,603
Gain on foreign exchange	(41)	(9)
	100,623	124,911
Operating Income	7,595	9,275

Net income (loss) applicable to common stockholders	$807	$(8,763)
Net income (loss) per share – basic and diluted	$0.06	$(0.70)

Management will host a conference call to discuss the results at 8:30 a.m. EDT on Wednesday, June 16, 2010. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 79992009. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through August 16, 2010. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 79992009, to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 16, 2010.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Lesley Snyder (212) 863-9413 LSnyder@randlogisticsinc.com

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Rand Logistics, Inc.
Consolidated Statements of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2010	March 31, 2009
REVENUE
Freight and related revenue	$85,135	$85,832
Fuel and other surcharges	15,385	29,144
Outside voyage charter revenue	7,698	19,210
TOTAL REVENUE	108,218	134,186

EXPENSES
Outside voyage charter fees	7,682	17,665
Vessel operating expenses	64,929	81,346
Repairs and maintenance	5,319	5,162
General and administrative	9,668	10,144
Depreciation	9,217	6,803
Amortization of drydock costs	2,425	2,141
Amortization of intangibles	1,424	1,659
Gain on foreign exchange	(41)	(9)
	100,623	124,911
OPERATING INCOME	7,595	9,275

OTHER (INCOME) AND EXPENSES
Interest expense	5,533	6,368
Interest income	(6)	(45)
(Gain) loss on interest rate swap contracts	(2,069)	2,811
	3,458	9,134

INCOME BEFORE INCOME TAXES	4,137	141
PROVISION (RECOVERY) FOR INCOME TAXES
Current	129	(141)
Deferred	1,265	7,456
	1,394	7,315
NET INCOME (LOSS) BEFORE PREFERRED STOCK DIVIDENDS	2,743	(7,174)
PREFERRED STOCK DIVIDENDS	1,936	1,589
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$807	$(8,763)

Net income (loss) per share basic and diluted	$0.06	$(0.70)
Weighted average shares basic and diluted	13,071,651	12,558,956

Rand Logistics, Inc.
Consolidated Balance Sheets
 (U.S. Dollars 000’s except for Shares and Per Share data)

	March 31,	March 31,
	2010	2009
ASSETS
CURRENT
Cash and cash equivalents	$943	$1,953
Accounts receivable	3,922	1,166
Prepaid expenses and other current assets	3,506	3,008
Income taxes receivable	159	22
Deferred income taxes	262	418
Total current assets	8,792	6,567
PROPERTY AND EQUIPMENT, NET	98,479	86,233
LOAN TO EMPLOYEE	250	-
OTHER ASSETS	541	-
DEFERRED INCOME TAXES	8,583	12,140
DEFERRED DRYDOCK COSTS, NET	7,129	7,274
INTANGIBLE ASSETS, NET	14,000	13,497
GOODWILL	10,193	10,193
Total assets	$147,967	$135,904
LIABILITIES
CURRENT
Bank indebtedness	$-	$2,786
Accounts payable	7,864	4,131
Accrued liabilities	11,085	11,087
Interest rate swap contracts	2,298	3,899
Income taxes payable	266	-
Deferred income taxes	-	480
Current portion of long-term debt	4,728	4,094
Total current liabilities	26,241	26,477
LONG-TERM DEBT	57,924	54,240
OTHER LIABILITIES	238	232
DEFERRED INCOME TAXES	12,086	13,185
Total liabilities	96,489	94,134
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value, Authorized 50,000,000 shares, Issuable and outstanding 13,404,649 shares	1	1
Additional paid-in capital	63,906	61,675
Accumulated deficit	(28,421)	(29,228)
Accumulated other comprehensive income (loss)	1,092	(5,578)
Total stockholders’ equity	51,478	41,770
Total liabilities and stockholders’ equity	$147,967	$135,904

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